SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934
              (Amendment No.     )

Filed by Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]Preliminary Proxy Statement
[x]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Section 240.14a-11(c) or
   Section 240.14a-12

                       Arnold Industries, Inc.
  (Name of Registrant as Specified In Its Charter)


  (Name of Persons(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[x]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
   14a-6(j)(2).
[ ]$500 per each party to the controversy pursuant to exchange
   Act Rule 14a-6.
[ ]Fee computed on table below per Exchange Act rules
   14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:

____________________________________________________________
2)  Aggregate number of securities to which transaction
    applies:
_____________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
_____________________________________________________________

4)  Proposed maximum aggregate value of transaction:
_____________________________________________________________

   1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount previously Paid:
________________________________________
2)  Form, Schedule or Registration Statement No.:
________________________________________
3)  Filing Party:
________________________________________
4)  Date Filed:
________________________________________



             ARNOLD INDUSTRIES, INC.
                AND SUBSIDIARIES
             625 SOUTH FIFTH AVENUE
                  P. O. BOX 630
        LEBANON, PENNSYLVANIA  17042-0630


    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
        TO BE HELD WEDNESDAY, MAY 3, 1995


              TO THE SHAREHOLDERS:

     The Annual Meeting of the Shareholders of Arnold Industries, Inc. (herein called the "Company" or "Arnold Industries") will be held at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, on Wednesday, May 3, 1995, at 4:00 o'clock p.m., prevailing time, for the following purposes:

(1)  To elect three (3) directors to serve until the Annual
Meeting of Shareholders in 1997; and

(2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 21, 1995, as the record date for determination of share-holders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. Management of the Company extends a cordial invitation to all shareholders to attend the meeting.

     The Annual Report of the Company for 1994 is enclosed herewith.

       By Order of the Board of Directors,

                 HEATH L. ALLEN
                    Secretary



Lebanon, Pennsylvania
March 22, 1995

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID, PRE-ADDRESSED ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

             ARNOLD INDUSTRIES, INC.

             625 South Fifth Avenue
        Lebanon, Pennsylvania  17042-0630


                 PROXY STATEMENT
                       FOR
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 3, 1995


GENERAL

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Registrant, Arnold Industries, Inc. (herein called the "Company" or "Arnold Indus-tries") of proxies for use at the Annual Meeting of Shareholders to be held on Wednesday, May 3, 1995, at 4:00 p.m. prevailing time, at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, and at any adjournment or adjournments thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 31, 1995.

     A form of proxy is enclosed for use at the Annual Meeting. When the enclosed form of proxy is signed, dated and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. If no instructions are given, the shares will be voted for the election of the nominees for directors named below and, in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting. Any shareholder executing a form of proxy may revoke that proxy at any time before it is voted at the meeting.

     The entire cost of soliciting proxies will be borne by the Company, including postage, printing and handling.

     The Company's Annual Report for 1994, including financial statements, accompanies this meeting notice, proxy statement and form of proxy.


VOTING SECURITIES AND RECORD DATE

     The Board of Directors has fixed the close of business on March 21, 1995, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment or adjournments thereof. Shareholders as of that date will receive the Notice of Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report of the Company. As of March 21, 1995, there were 26,630,244 shares of Common Stock issued and outstanding and entitled to notice of, and to vote at, the Annual Meeting of Shareholders. There are no other classes of stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly submitted to the shareholders for action at the Annual Meeting. Shareholders have cumulative voting rights with respect to the election of directors. That is, every shareholder enti-tled to vote shall have the right to multiply the number of shares which the shareholder is entitled to vote by the total number of directors to be elected and to cast the total number of such votes for one candidate or distribute them among any two or more candidates.


VOTE REQUIRED

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting is necessary to constitute a quorum. The Company will treat shares of voting stock represent-ed by a properly signed, dated and returned proxy as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the Company will treat shares of voting stock repre-sented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers or nominees as to which (i) instruc-tions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power, and (iii) the recordholder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum.

     The nominees for the Board of Directors receiving a plurali-ty of the votes cast will be elected as Directors. Abstentions and broker non-votes do not have the effect of negative votes in respect to the foregoing matters.


SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL
OWNERS

     The following table sets forth certain information as of February 18, 1995 (unless otherwise noted), with regard to persons with beneficial ownership of five percent (5%) or more of Arnold Industries' outstanding stock:

                                     Amount        Percent
                Name and Address of  Beneficially   of
Title of Class  Beneficial Owner     Owned         Class

Common Stock    Edward H. Arnold
                Lebanon, PA..........6,802,496 (1)  25.5%

Common Stock    Daniel R. Efroymson
                Moriah Fund, Inc.
                Real Silk Investments, Inc.
                Indianapolis, IN.....1,750,560 (2)   6.6%
Common Stock    Firstar Corporation
                Firstar Bank Madison, N.A.
                Firstar Trust Company
                Firstar Investment Research
                and Management Company
                Madison, WI..........1,336,705 (3)   5.0%
_________________________

(1) The shares shown include 82,500 shares held by Mr. Arnold's spouse, the beneficial ownership of which is disclaimed by Mr. Arnold. Mr. Arnold exercises sole dispositive and voting power over the remainder of the shares shown in the table above.

(2) Based on information supplied pursuant to Form 13G for the year ended 12/31/94, management is advised that Moriah Fund, Inc.; Real Silk Investments and Daniel R. Efroymson exercise sole dispositive and voting power over 979,400; 600,000 and 36,130 shares, respectively, and that Daniel R. Efroymson exercises shared voting and dispositive power over 135,030 shares.

(3) Based on information supplied pursuant to Form 13G for the year ended 12/31/94, management is advised that Firstar
Corporation is a holding company whose listed subsidiaries
(combined) exercise sole dispositive power over 1,303,625 shares; sole voting power over 1,243,125 shares and shared voting and dispositive power over 33,080 shares.


The following table sets forth certain information as of February 18, 1995, with respect to the beneficial ownership of the outstanding common stock of Arnold Industries by the persons named therein who are board nominees or directors who will continue in office, named executive officers and all directors and executive officers as a group as reported by each person:


                                         Amount        Percent
                Name and Address of      Beneficially    of
Title of Class  Beneficial Owner         Owned         Class

Common Stock    E.H. Arnold............  6,802,496 (1)  25.5%
Common Stock    Kenneth F. Leedy.......    340,415 (2)   1.3%
Common Stock    Heath L. Allen.........    270,920 (3)   1.0%
Common Stock    Ronald E. Walborn......    400,940 (4)   1.5%
Common Stock    Arthur L. Peterson.....      6,300        *
Common Stock    Carlton E. Hughes......     12,000 (5)    *
Common Stock    Paul L. Shiffler.......     11,000 (6)    *
Common Stock    Directors and Officers as
                a Group (7 in number)... 7,844,071 (7)  29.1%

* less than 1.0%
_________________________

(1)   See Note (1) of the immediately preceding table.

(2) The shares shown include 168,600 shares covered by incentive and non-qualified stock option(s).

(3) The shares shown include 88,400 shares covered by incentive and non-qualified stock option(s) and 120,000 shares held jointly by Mr. Allen and his spouse.

(4) The shares shown include 88,400 shares covered by incentive and non-qualified stock option(s) and shares held for Mr. Walborn's segregated accounts by the Walborn Shambach Associates Profit Sharing Trust and Janney Montgomery Scott, Inc.

(5) The shares shown include 10,000 shares covered by non-qualified stock option(s).

(6) The shares shown are comprised of 11,000 shares covered by incentive stock options(s).

(7) The totals include the named individuals who exercise sole voting and dispositive power over the shares shown unless otherwise indicated. See also Notes (1) through (6) above.


                    DIRECTORS

     The Board of Directors is the ultimate governing body of the Company.
As such, it has the responsibility for establishing broad corporate policies and objectives and for the overall performance of the Company. Management is accountable to the Board of Directors for the satisfactory conduct of the Company's day-to-day business. Members of the Board are kept informed of the Company's principal activities and plans by various reports and documents sent to them each month, as well as by operating and financial reports and analy-ses.

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three (3) nor more than seven (7) members, and that the directors shall be divided into two classes as nearly equal in number as possible. The term of office of each class of directors is two years, and the term of office of the two classes overlap. Pursuant to the Company's Bylaws, the Board of Directors has fixed its size at six (6). At the Annual Meeting, three (3) directors are to be elected to hold office until the 1997 Annual Meeting of Shareholders. After the election of three (3) directors at the meeting, the Company will have six (6) directors, including three (3) direc-tors whose present terms extend until the 1996 Annual Meeting of Shareholders.

     In the absence of instructions to the contrary, proxies received pursuant to this solicitation will be voted for the election of Kenneth F. Leedy, Heath L. Allen and Carlton E. Hughes as directors to hold office until the 1997 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Each nominee is presently a director and was elected to his present term of office by the stockholders. There are no arrangements or understandings between any director and any other person pursuant to which he was selected as a director.

     If any other than the nominees named below should be nominated for election as a director, the proxies may be voted cumulatively in accordance with the judgment of the persons named therein, so as to elect as directors as many of the nominees listed below as possible. In the event that any nominee declines or is unable to serve as a director (which is not anticipated), the persons named in the accompanying form of proxy shall have full discretion and authority to vote or refrain from voting for such substitute nominee, if any, as may be designated by the Board of Directors.

     Set forth below is information regarding the nominees and the directors who will continue in office on the Company's Board. Such information includes their names and ages, the principal occupation or employment of each such person during the past five years, including all positions and offices with the Company, and directorships held by such persons in other public companies, if any. Also shown is the year during which each incumbent began continuous service as a director of Arnold Industries, Inc. and/or its predecessor, New Penn Motor Express, Inc. (herein called "New Penn"). On April 1, 1982, each person who was then a director of New Penn also became a director of the Company as a result of the plan of reorganization and merger approved by New Penn's shareholders on March 24, 1982, pursuant to which New Penn became a wholly-owned subsidiary of the Company.

     The Board of Directors of the Company meets on a regularly scheduled basis and, during 1994, met on four separate occasions.

To be Elected for a Two-Year Term

HEATH L. ALLEN:  67, Director since 1972
Partner of Keefer, Wood, Allen & Rahal (Attorneys); Secretary (1982 to present) of Arnold Industries; Secretary (1972 to present) of New Penn. Mr. Allen is also a director of Nuclear Support Services, Inc.

KENNETH F. LEEDY:  53, Director since 1980
Executive Vice President (1986 to present) and Vice President-Operations (1982 to 1986) of Arnold Industries; Executive Vice President (1983 to present) and Vice President-Operations (1975 to 1983) of New Penn.

CARLTON E. HUGHES:  63, Director since 1988
Chairman of Stewart-Amos Steel, Inc. Mr. Hughes is also a director of CoreStates Financial Corp. and IREX Corp.

To Continue in Office

EDWARD H. ARNOLD:  55, Director since 1969
President and Chairman of the Board (1982 to present) of Arnold Indus-tries; President (1974 to present) and Treasurer (1974 to 1982) of New Penn. Mr. Arnold is also a director of Hamburger Hamlet Restaurants, Inc.

RONALD E. WALBORN:  58, Director since 1972
President and Treasurer of Walborn Shambach Associates (Accountants); Treasurer (1982 to present) of Arnold Industries; Treasurer (1982 to present) and Assistant Treasurer (1980 to 1982) of New Penn.

ARTHUR L. PETERSON:  68, Director since 1988
Executive Director of the Florida Association of Colleges and Univer-sities; Director of the Academy of Senior Professionals, Eckerd College, St. Petersburg, Florida (1987 to 1994); President of Lebanon Valley College, Annville, Pennsylvania (1983 to 1987).

     The Board of Directors has established an Audit Committee. The func-tions of the Audit Committee are to recommend the engagement of the Company's independent auditors and to review with them the plan and scope of their audit for each year, the status of their audit during the year, the results of such audit when completed, and their fees for services performed. The Committee will also review with the Company's accountants the plan, scope and results of their operations and discuss with each group independently of the other any recommendations or matters which either considers to be of significance. The present members of the Audit Committee are Carlton E. Hughes (who is Chair-man), Arthur L. Peterson and Heath L. Allen. The Audit Committee met once in 1994.

     The Board has established a Compensation Committee. The primary function of the Compensation Committee is to review and to make recommenda-tions on executive officer compensation. The present members of the Compensation Committee are Carlton E. Hughes and Arthur L. Peterson. The Compensation Committee met one time in 1994. The Board does not have a standing Nominating Committee.

     Heath L. Allen who serves as Secretary and Director, and Ronald E. Walborn who serves as Treasurer and Director for the Company each received a flat fee of $10,000 for their services in 1994. Directors who are not also officers of the Company are paid $5,000 per year and a fee of $500 for each meeting of the Board of Directors attended, together with the expenses of attendance.

               EXECUTIVE OFFICERS

     Executive officers are appointed annually by the Board of Directors following the annual meeting of shareholders and serve at the pleasure of the Board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officers are selected. Set forth below is information on the executive officers of the Company, including age and principal occupation or employment during the past five years, including all positions with the Company.

EDWARD H. ARNOLD:  55,
President and Chairman of the Board (1982 to present) of Arnold Indus-tries; President (1974 to present) and Treasurer (1974 to 1982) of New Penn.

KENNETH F. LEEDY:  53,
Executive Vice President (1986 to present) and Vice President-Operations (1982 to 1986) of Arnold Industries; Executive Vice President (1983 to present) and Vice President-Operations (1975 to 1983) of New Penn.

PAUL L. SHIFFLER:  41,
Chief Financial Officer (May 1992 to present) of Arnold Industries, Inc.; Chief Financial Officer of Jones Truck Lines, Inc. (May 1988 to October 1991).

HEATH L. ALLEN:  67,
Partner of Keefer, Wood, Allen & Rahal (Attorneys); Secretary (1982 to present) of Arnold Industries; Secretary (1972 to present) of New Penn.


RONALD E. WALBORN:  58,
President and Treasurer of Walborn Shambach Associates (Accountants); Treasurer (1982 to present) of Arnold Industries; Treasurer (1982 to present) and Assistant Treasurer (1980 to 1982) of New Penn.


    EXECUTIVE COMPENSATION AND OTHER BENEFITS

     The following table sets forth information concerning compensation paid or accrued by the Company and its subsidiaries during the fiscal year ended December 31, 1994, to or for the chief executive officer and each of the executive officers of the Company whose cash compensation exceeded $100,000:

                             SUMMARY COMPENSATION TABLE

                                            Annual Compensation        Long Term Compensation

                                                               Other         Awards            All other
 Name and principal position   Year   Salary ($)  Bonus ($)   annual                           compensa-
                                                             compensa- Restricted Options/     tion <F2>
                                                              tion(s)   stock     SARs(#)
                                                                       awards ($)   <F1>

 EDWARD H. ARNOLD               1994    166,653     633,000       0        0           0          14,970
 President and Chairman         1993    147,628     733,000       0        0           0          25,421
 of the Board                   1992    150,689     661,000       0        0           0          24,688

 KENNETH F. LEEDY               1994    146,204     353,000       0        0           0          14,970
 Executive Vice President       1993    127,504     453,000       0        0        36,400        25,421
                                1992    130,152     380,000       0        0        80,000        24,688

 PAUL L. SHIFFLER               1994     88,400      44,426       0        0         2,000         3,849
 Chief Financial Officer <F3>   1993     76,956      22,500       0        0         5,000         3,317
                                1992     44,414       8,652       0        0         4,000          0

<FN1>
      (1)  Adjusted for 11/22/93 two-for-one stock split.

<FN2>
      (2) Represents amounts credited to the accounts of the named individuals pursuant to the New Penn Motor Express, Inc. Profit Sharing Plan.
      The amounts accrued under this profit-sharing plan are based on fair market value of the assets of the trust as determined by the Trustee on December 31 of the respective years for which the information is supplied.
<FN3>
      (3)  Mr. Shiffler commenced employment with the Company in May 1992.

     Stock Options. At the 1987 Annual Meeting, the shareholders approved the Arnold Industries, Inc. 1987 Stock Option Plan (the "1987 Plan"), which is designed to promote continuity of manage-ment and to increase incentive for those primarily responsible for the Company's long-range financial success.

     The 1987 Plan is administered by the Board of Directors, which may extend rights to selected employees or consultants to purchase shares of common stock in the Company at stated option prices. The aggregate number of shares for which options may be granted under the 1987 Plan is presently 1,625,000. As of Decem-ber 31, 1994, options for 1,104,110 shares were outstanding to approximately 130 employees and/or consultants. The 1987 Plan will terminate on March 31, 1997, although outstanding options at that time will not be canceled by such termination.

     The options may be incentive stock options, which qualify for certain tax benefits (relating primarily to the deferral of gain recognition until the underlying stock is sold and the treatment of same as a capital gain as opposed to ordinary income), or nonqualified options, which do not qualify as incen-tive stock options. Incentive stock options must be granted at not less than the fair market value of the stock on the date granted, and nonqualified stock options must be granted at not less than one-half of the fair market value of the stock on the date granted. The Company may take a deduction for gain realized by its employee upon the exercise of a nonqualified option. Generally this is not so in the case of an incentive stock option. Options generally are non-transferable, conditioned upon continued employment with the Company and expire within 10 years of grant or upon stated occurrences. Other option terms may vary depending upon provisions of the specific option agreement. On June 28, 1991, the Company filed an S-8 Registration Statement for Company stock subject to the 1987 Plan. The closing market price of Company common stock as of March 21, 1995 was 19 1/4.

     The tables below show information regarding stock options granted to and exercised or held by the Company's executive officers.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         Individual Grants                         Potential realizable value at
                                                                                   assumed annual rates of stock
                                   Percent of                                      price appreciation for option
                                     Total      Exercise     Market     Expira-               term
                        Options/    Options/     or base    price on     tion
                          SARs        SARs        price     date of      date
                       granted (#) granted to     ($/Sh)     grant
        Name                        employees                ($/Sh)               0% ($)     5% ($)     10% ($)
                                    in fiscal
                                      year


 PAUL L. SHIFFLER      2,000 (1)       1.5%      $18.50       $18.50    7/25/04      0       10,220     58,940

<F1>

     (1) Incentive stock option first exercisable five years from date of grant as to all or part.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                                unexercised      unexercised
                                                                                Options/SARs     in-the-money
                                                Shares         Value realized   at FY-End (#)    Options/SARs
                 Name                         acquired on            ($)         exercisable/    at FY-End ($)
                                              exercise (#)                      unexercisable    exercisable/
                                                                                    <FN1>        unexercisable
 EDWARD H. ARNOLD                                 0                 0                0                0

 KENNETH F. LEEDY                                 0                 0           79,564/89,036   1,650,953/1,847,497

 PAUL L. SHIFFLER                                 0                 0                0/11,000           0/228,250

 HEATH L. ALLEN                                   0                 0           86,424/1,976    1,793,298/41,002

 RONALD E. WALBORN                                0                 0           86,424/1,976    1,793,298/41,002

<FN1>

     (1)  Adjusted for stock splits.


     Supplemental Retirement Plan. In 1980, in order to recog-nize past effort and to encourage future effort, New Penn imple-mented a supplemental retirement plan. This plan provides to 59 individuals certain retirement, disability and death benefits, which are available only if the individual is working for Arnold Industries or one of its subsidiaries at retirement, disability or death. Retirement benefits would commence five years after retirement, but not before age 65, and are conditioned on an absence of competitive employment for two years after retirement. Retirement benefits are payable monthly for ten years. Monthly disability and pre-retirement death benefits are one-half of retirement benefits, but are payable for twenty years. The Company is responsible for the full cost of the plan, with no contributions from the participants. The net pension cost for this plan was $141,676 for 1994.

     The monthly retirement benefits involve six different categories: (1) $1,666.67, (2) $1,250.00, (3) $1,041.67,
(4) $833.33, (5) $625.00 and (6) $416.67.  Category (1) covers
Messrs. Arnold and Leedy and 3 non-directors; category (2) includes Messrs. Allen and Walborn and 9 non-directors; catego-ry (3) covers 3 other individuals; and categories (4) through (6) cover 40 individuals. The Board of Directors may from time to time add additional individuals to the plan, and may change the categories of participants to increase benefits.


                PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock with: (i) the cumulative total return of a broad market index (i.e. NASDAQ MARKET INDEX) and (ii) the cumulative total return of a published industry or line-of-business index weighted for market capitalization (i.e., the SIC CODE 4213 INDUSTRY GROUP
- - TRUCKING, EXCEPT LOCAL). This group is composed of the follow-ing entities: Aasche Transport Service; Allied Holdings, Inc.; American Freightways Corporation; Anuhco, Inc.; Arkansas Best Corporation; Arnold Industries, Inc.; Arrow Transportation
Company; Boyd Bros. Transport, Inc.; Builders Transport, Inc.; Cannon Express CL B; Cannon Express, Inc. CL A; Carolina Freight Corporation; Celadon Group, Inc.; Consolidated Freightways;
Country Wide Transport; Covenant Transport CL A; Freymiller Trucking, Inc.; Frozen Food Express Industries; FRP Properties, Inc.; Heartland Express, Inc.; J.B. Hunt Transportation Services, Inc.; Intrenet, Inc.; Kenan Transport Company; KLLM Transport Services, Inc.; Landstar Systems, Inc.; Lynch Corporation; M.S. Carriers, Inc.; Marten Transport, Ltd.; Matlack Systems, Inc.; Mayflower Group, Inc.; Morgan Group, Inc. CL A; MTL, Inc.; Old Dominion Freight Line; Oliver Transportation; OTR Express, Inc.; PAM Transportation Services; Roadway Services, Inc.; Swift Transportation Co.; TNT Freightways Corporation; Transport Corporation of America; U.S. 1 Industries, Inc.; U.S. Xpress Enterprises CL A; USA Truck, Inc.; Werner Enterprises, Inc.; and Yellow Corporation. Cumulative returns for the Company and both indices were calculated assuming dividend reinvestment.



              GRAPH AND POINT DATA

5-YEAR CUMULATIVE TOTAL RETURN AMONG ARNOLD INDUSTRIES, INC.
     NASDAQ MARKET INDEX AND SIC CODE INDEX

                   ----------------------FISCAL YEAR ENDING--------------------
COMPANY            1989       1990       1991      1992       1993       1994

 ARNOLD IND INC     100       113.48     187.89    223.48    285.85     288.14
 INDUSTRY INDEX     100        83.14     125.04    152.91    173.20     166.52
 BROAD MARKET       100        81.12     104.14    105.16    126.14     132.44



         ASSUMES $100 INVESTED ON JAN. 1, 1990
              ASSUMES DIVIDEND REINVESTED
           FISCAL YEAR ENDING DEC. 31, 1994


        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's primary function is to review and to make recommendations to the Board on executive officer compensation. The present members of the Compensation Committee are Carlton E. Hughes and Arthur L. Peterson, both of whom are non-employee "independent" directors of the Company. The Compen-sation Committee has reviewed the Company's policies on executive officer compensation and the compensation paid to the Company's executive officers for fiscal year 1994 and reports as set forth below.

     The Company's executive compensation policy is to provide competitive levels of total compensation in order to attract, motivate and retain skilled executive personnel, to recognize and reward individual initiative and achievements and to promote above average corporate performance. The Company also endorses the proposition that stock ownership in the Company by its employees and executive personnel and stock-based compensation arrangements are extremely beneficial in aligning the interests of its employees and management with its shareholders in maximiz-ing Company value.

     The basic methods by which the Company compensated its executive officers and implemented the aforementioned policy in 1994 were those of annual salary, annual bonus and, to a lesser extent, stock option grants made pursuant to the Company's 1987 Stock Option Plan. The Company also maintained a supplemental retirement plan for some 59 key employees (including its execu-tive officers) to augment its profit-sharing/retirement plan, generally available to all eligible employees. Information on both the Company's stock option plan and options awarded execu-tive officers in 1994 can be found on pages 5 to 6 of the proxy statement. Further information on the supplemental retirement plan and its benefits to the existing officers is found on page 6 of the statement. The Company has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of execu-tive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The Committee believes that the base salaries of the Company's principal executive officers are in the median range for the trucking industry. The Company utilizes cash bonus and stock option elements to reward superior performance. The Company considers the desires of the executive and the needs of the Company in determining the overall compensation package and the executive's stock and option holdings in adjusting the mixture between the cash bonus and stock option elements on a yearly basis.

     The Company looks to both quantitative and qualitative factors in determining the job performance of all of its employ-ees, including executive officers. The primary quantitative criteria applied to its executive officers are Company return on shareholder investment, net earnings, revenue and cost trends. Internal quantitative criteria such as adherence to, or improve-ment on, operating budgets or Company specific goals, including revenue and earnings targets and cost or claims reduction pro-jects are also considered, when applicable. Qualitative factors such as the ability to motivate others, to adapt and accomplish new tasks and to assist in both short and long range strategic planning for the Company, as well as the officer's internal per-formance history, are also considered in arriving at appropriate overall compensation levels. The Company has not established a specific mathematic weighting or formula for application of these principles. These criteria are applied on a subjective basis from year to year and were given roughly equal weight in 1994's determinations.

     Application of the foregoing criteria to Edward H. Arnold, the Company's chief executive officer, supports placing
Mr. Arnold's total compensation package for 1994 at the high end of his counterparts in the trucking industry. In terms of qualitative factors, Mr. Arnold continues his leadership role in strategic planning and remains an exceptional motivating force among the Company's executive officers and personnel, emphasizing a commitment to continuous improvement in customer service and cost efficiency.

     In quantitative terms, the Company again achieved new highs in annual revenues and earnings in 1994 and remained a stand-out performer among the broad market and among its trucking counter-parts in return on shareholder investment. However, due in part to the Teamsters strike in the Spring of 1994, the Company fell somewhat short of its own internal revenue and earnings targets this year. Accordingly, Mr. Arnold's total compensation package, while reflecting the Company's above average performance in 1994, was nonetheless reduced from 1992 and 1993 levels. Insofar as Mr. Arnold has foregone participation in the Company's stock option program due to his already substantial holdings of Company stock, his 1994 compensation package utilizes only salary and cash bonus components.

                           The Compensation Committee
                           Carlton E. Hughes
                           Arthur L. Peterson



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Hughes and Mr. Peterson are independent directors of the Company. They are not, and have not been, officers or employees of the Company or any of its subsidiaries.


              CERTAIN TRANSACTIONS

     The firm of Keefer, Wood, Allen & Rahal, of which Heath L. Allen, a director of the Company, is a partner, received legal fees of approximately $392,000 for services performed in 1994 for the Company and its subsidiaries. It is anticipated that the Company and its subsidiaries will make payments to Keefer, Wood, Allen & Rahal through 1995 for legal services to be performed.

     The firm of Walborn Shambach Associates, of which Ronald E. Walborn, a director of the Company, is President and Treasurer, received fees for management and other accounting services of approximately $380,000 for services performed in 1994 for the Company and its subsidiaries. It is anticipated that the Company and its subsidiaries will make payments to Walborn Shambach Associates through 1995 for management and accounting services to be performed.


             INDEPENDENT ACCOUNTANTS

     The firm of Coopers & Lybrand served as independent certi-fied public accountants to audit the books, records and accounts of the Company and its subsidiaries for the 1992 through 1994 calendar years, which are the Company's last three fiscal years.

     A representative of Coopers & Lybrand will be present at the Annual Meeting, will be afforded an opportunity to make a state-ment if he or she desires to do so and will be available to respond to appropriate questions.

    The Company presently intends to utilize Coopers & Lybrand to serve as independent auditor for its 1995 fiscal year but has opted not to submit ratification of same to a vote of sharehold-ers so as to maintain Board discretion in this matter.


           COMPLIANCE WITH SECTION 16

    Paul L. Shiffler and Arthur L. Peterson each failed to timely file one Form 4 for 1994. In each case, the late reports reflected a single transaction. These inadvertent omissions were isolated and have been corrected.


                    SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     The 1996 Annual Meeting of Shareholders will be held on or about May 1, 1996. Proposals of shareholders intended to be presented for action at that meeting must be submitted in writing and received by the Company at its corporate headquarters, 625 South Fifth Avenue, P. O. Box 630, Lebanon, PA, 17042-0630,
Attn: Corporate Secretary, not later than December 22, 1995, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting, in accor-dance with regulations governing the solicitation of proxies. It is suggested that a shareholder making a proposal submit the proposal by Certified Mail - Return Receipt Requested.

     The Bylaws provide that nominations of candidates for election to the Board at an annual meeting, other than those made by or on behalf of existing management, must be made in writing and delivered or mailed to the Corporate Secretary not less than fifteen (15) nor more than fifty (50) days prior to that annual meeting.


                      OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting and knows of no matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy, or their substitutes, to vote said proxy in accordance with their best judgment on such matters.


          COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE AVAILABLE AT THE ANNUAL MEETING. ANY SHAREHOLDER, UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, MAY OBTAIN A COPY OF THE COMPANY'S 10-K WITHOUT CHARGE.

                                     By Order of the Board of Directors,

                                               HEATH L. ALLEN
                                               Secretary

Lebanon, Pennsylvania
March 22, 1995

                                                     APPENDIX
                                                  REVOCABLE PROXY
                                              ARNOLD INDUSTRIES, INC.

X  PLEASE MARK VOTES
   AS IN THIS EXAMPLE
                                 ANNUAL MEETING OF SHAREHOLDERS
                                          MAY 3, 1995

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Arnold Industries, Inc., to be held on Wednesday, May 3, 1995, at 4:00 p.m., at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, and the proxy statement for said meeting attached thereto, and hereby appoints Edward H. Arnold or Ronald E. Walborn, or either of them, proxies to vote and act at the 1995 Annual Meeting of Shareholders or at any adjournment or adjournments thereof, on any business that may properly come before such meeting, includ-ing:

                                                            With-     For All
1.  Election of Directors                        For        hold      Except
    of the Company:                              _____      _____     _____

          Kenneth F. Leedy, Heath L. Allen and Carlton E. Hughes

INSTRUCTION:  To withhold authority to vote for any nominee, mark
"For All Except" and write that nominee's name in the space
provided below.
________________________________________________________________


2.  With respect to the use                      For       Against   Abstain
    of their discretion in                       _____     _____      _____
    such other business as
    may come before the
    meeting or any adjourn-
    ments thereof.

The stock covered by this proxy will be voted in accordance with specifications made. IF NO SPECIFICATION IS MADE, THE PROXIES
ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE ELECTION OF DIREC-
TORS AND IN FAVOR OF PROPOSAL 2.

     Please sign your proxy exactly as your name appears on the certificate. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If owner is a cor-poration, sign full corporate name by a duly authorized officer. If two or more persons are named as owners, both or all should sign.

Please be sure to sign and date                               Date
   this Proxy in the box below.                                ____________


                            THIS PROXY IS SOLICITED ON BEHALF
                          OF THE REGISTRANT'S BOARD OF DIRECTORS.

_____________________________________________________
Shareholder sign above       Co-holder (if any) sign above